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                                                        April 14, 1998

Globus International Resources Corp.
Two World Trade Center, 8th Floor
New York, New York 10005

            RE: REGISTRATION STATEMENT ON FORM SB-2
                OF GLOBUS INTERNATIONAL RESOURCES CORP.

Ladies and Gentlemen:

         We have acted as counsel to and for Globus International Resources Corp. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 and Amendment No. 1 thereto, together with any and all exhibits and schedules attached thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 500,000 shares of Common Stock, par value $.001 per share, 256,456 of which underly a certain 10% Convertible Note (the "Note"), 500,000 Common Stock Purchase Warrants (the "Warrants"), 256,456 of which underly the Note, and 500,000 shares of Common Stock underlying the Warrants of the Company.

         We have examined the Company's Certificate of Incorporation, as amended, By-laws, resolutions of the Board of Directors of the Company and such other items as we deem material to this opinion.

         Based upon the foregoing information and examination, it is our opinion that the shares of Common Stock of the Company covered by the Registration Statement have been duly authorized and, when sold, issued and paid for, will be validly issued, fully paid and nonassessable. It is our further opinion that the Warrants have been duly authorized, validly issued and are the legal and binding obligations of the Company.

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Globus International Resources Corp.
April 14, 1998
Page 2

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the issue has been rendered by us.

                                                       Very truly yours,



                                                       BONDY & SCHLOSS LLP

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